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                                                    Date: March 29, 1999


                         MORTGAGE, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT
                                ("this Mortgage")


                                      FROM


                    TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                  ("Mortgagor")

      Address of Mortgagor:   c/o The Taubman Company Limited Partnership
                              200 East Long Lake Road - Suite 300
                              Bloomfield Hills, Michigan 48304


                                       TO

                         PNC BANK, NATIONAL ASSOCIATION

               as Administrative Agent for the Banks (as hereinafter defined)
                (together with its successors in such capacity, "Mortgagee")

      Address of Mortgagee:   One PNC Plaza
                              249 Fifth Avenue
                              P1-POPP-19-2
                              Pittsburgh, Pennsylvania 15222

                          Mortgage Amount: $170,000,000

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             This instrument prepared by, and after recording please return to:
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                        Attention: George C. Weiss, Esq.

                            TABLE OF CONTENTS
                            -----------------

                                                                    Page
                                                                    ----

   RECITAL.............................................................1

   CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.......................1

   GRANTING CLAUSE.....................................................3


   ARTICLE I         COVENANTS OF MORTGAGOR............................4
     Section 1.01.  (a) Warranty of Title; Power and Authority.........4
                    (b) Flood Hazard Area..............................4
     Section 1.02.  (a) Further Assurances.............................5
                    (b) Information Reporting and Back-up Withholding..5
     Section 1.03.  (a) Filing and Recording of Documents..............5
                    (b) Filing and Recording Fees and Other Charges....5
     Section 1.04.  Payment and Performance of Loan Documents..........6
     Section 1.05.  Maintenance of Existence; Compliance with Laws.....6
     Section 1.06.  After-Acquired Property............................6
     Section 1.07.  (a)   Payment of Taxes and Other Charges...........6
                    (b)   Payment of Mechanics and Materialmen.........7
                    (c)   Good Faith Contests..........................7
     Section 1.08.  Taxes on Mortgagee or the Banks....................8
     Section 1.09.  Insurance..........................................8
     Section 1.10.  Protective Advances by Mortgagee..................12
     Section 1.11.  Estoppel Certificates.............................12
     Section 1.12.  Maintenance of Premises and Improvements..........12
     Section 1.13.  Condemnation......................................13
     Section 1.14.  Leases............................................14
     Section 1.15.  Premises Documents................................15
     Section 1.16.  Trust Fund; Lien Laws.............................15
     Section 1.17.  Non-Disturbance and Attornment Agreements.........15


   ARTICLE II        EVENTS OF DEFAULT AND REMEDIES...................16
      Section 2.01.  Events of Default and Certain Remedies...........16
      Section 2.02.  Other Matters Concerning Sales...................19
      Section 2.03.  Payment of Amounts Due...........................21
      Section 2.04.  Actions; Receivers...............................22
      Section 2.05.  Mortgagee's Right to Possession..................23
      Section 2.06.  Remedies Cumulative..............................23
      Section 2.07.  Moratorium Laws; Right of Redemption.............23
      Section 2.08.  Mortgagor's Use and Occupancy after Default......24


                                       (i)

                                                                     Page
                                                                     ----
      Section 2.09.  Mortgagee's Rights Concerning Application of
                     Amounts Collected................................24
      Section 2.10.  Regarding Defenses...............................24
      Section 2.11.  Expenses as Indebtedness.........................24


   ARTICLE III       MISCELLANEOUS....................................25
      Section 3.01.  Assignment of Leases and Rents...................25
      Section 3.02.  Security Agreement...............................25
      Section 3.03.  Application of Certain Payments..................26
      Section 3.04.  Severability.....................................26
      Section 3.05.  Modifications and Waivers........................26
      Section 3.06.  Notices..........................................26
      Section 3.07.  Successors and Assigns...........................26
      Section 3.08.  Limitation on Interest...........................27
      Section 3.09.  Counterparts.....................................27
      Section 3.10.  Substitute Mortgages.............................27
      Section 3.11.  Governing Law....................................27
      Section 3.12.  No Merger of Interests...........................27
      Section 3.13.  No Credit For Taxes..............................27
      Section 3.14.  No Consent to Contracts..........................27
      Section 3.15.  Termination of Mortgage..........................28
      Section 3.16.  Business Loan....................................28
      Section 3.17.  CERTAIN WAIVERS..................................28
      Section 3.18.  Non-Recourse.....................................28
      Section 3.19.  Partial Releases.................................28

                                      (ii)

                  THE AMOUNT OF THIS MORTGAGE IS $170,000,000.

THIS MORTGAGE SECURES FUTURE ADVANCES AND IS A FUTURE ADVANCE MORTGAGE UNDER ACT NO. 348 OF THE PUBLIC ACT OF 1990, AS AMENDED (MICHIGAN COMPILED LAWS ANNOTATED ss.565.901 ET SEQ.)
           ------

                                     RECITAL

      Mortgagor is the owner of the premises described in SCHEDULE A and of the improvements thereon. Mortgagor will borrow the Mortgage Amount from the Banks pursuant to the Loan Agreement identified below. Mortgagor has executed and delivered its notes, each dated the date hereof, in the respective amounts of $27,500,000 to PNC Bank, National Association (in its individual capacity as a Bank and not as Mortgagee, "PNC"), $27,500,000 to Fleet National Bank ("Fleet"), $25,000,000 to Dresdner Bank AG, New York and Grand Cayman Branches ("Dresdner"), $25,000,000 to Commerzbank AG, Chicago Branch ("Commerzbank"), $25,000,000 to Bayerische Landesbank Girozentrale, Cayman Islands Branch ("Landesbank"), $20,000,000 to Bayerische Hypo- und Vereinsbank AG ("Hypo") and $20,000,000 to Comerica Bank ("Comerica"), which notes obligate Mortgagor to pay, in the aggregate, the Mortgage Amount or so much thereof as may be advanced from time to time under the Loan Agreement. Said notes, as the same may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, and including any substitute or replacement notes executed pursuant to Sections 3.07 or 11.05 of the Loan Agreement, are hereinafter referred to individually and collectively as the "Note".


                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

      Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

      "Banks" means, collectively, PNC, Fleet, Dresdner, Commerzbank, Hypo, Comerica and Landesbank, and such other lending institutions who become "Banks" pursuant to the Loan Agreement, together with their successors and permitted assigns in accordance with the terms of the Loan Agreement.

      "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery and articles of personal property, of whatever kind or nature, including any replacements, proceeds or products thereof and additions thereto, other than those owned by lessees, now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

     "Construction Consultant" has the meaning given to such term in the Loan Agreement.

    "Default Rate" and "Base Rate Loans" have the respective meanings given to such terms in the Loan Agreement.

     "Events of Default" means the events and circumstances described as such in
Section 2.01.

     "Guarantor" means the party or parties identified as such in the Loan Agreement.

      "Improvements" means all structures or buildings, and replacements thereof, to be erected or now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

      "Loan" means the loan made by the Banks to Mortgagor pursuant to the Loan Agreement and secured hereby.

      "Loan Agreement" means that certain Loan Agreement, dated as of the date hereof, among Mortgagor, as Borrower, PNC, Fleet and the other lenders signatory thereto, as Banks, and Mortgagee, as Administrative Agent, as the same may hereafter be amended, modified or supplemented from time to time.

      "Master Declaration" means that certain Master Declaration of Easements and Restrictions, dated as of June 11, 1997, made by Mortgagor, as Developer, as amended by First Amendment to Master Declaration of Easements and Restrictions, dated as of January 20, 1998, both recorded in the office of the Clerk/Register of Oakland County, Michigan, in, respectively, Liber 17340 at page 136 and Liber 18559 at page 572, which Master Declaration encumbers the Premises and certain other property.

      "Premises" means the premises described in SCHEDULE A including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

      "Premises Documents" means all reciprocal easement or operating agreements (including the REAs), declarations of covenants, conditions or restrictions (including the Master Declaration), declarations of condominium, developer's or utility agreements with any village, town, county or other governmental authority, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

      "REAs" means, collectively, (i) that certain Agreement of Easements and Restrictions, dated April 7, 1998, between Mortgagor and Bass Pro Outdoor World, L.P., which was recorded in the office of the Clerk/Register of Oakland County, Michigan in Liber 18384 at page 63 and (ii) that certain Agreement of Easements and Restrictions, between Mortgagor and Loeks-Star Partners, which was recorded in the office of the Clerk/Register of Oakland County, Michigan in Liber 18488 at page 145, together with, in each case, any and all agreements incidental or supplemental thereto.

      "Required Banks" has the meaning given to such term in the Loan Agreement.

      All terms of this Mortgage which are not defined above shall have the meaning set forth elsewhere in this Mortgage.

      Except as expressly indicated otherwise, when used in this Mortgage (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Mortgage as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Mortgage, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Agreement and other documents executed or delivered to Mortgagee or the Banks in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.


                                 GRANTING CLAUSE

      NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable on or under, the Note, this Mortgage or the Loan Agreement and the performance and observance of all the provisions hereof and of the Note and the Loan Agreement, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

               (i)       the Premises;

               (ii)      the Improvements;

               (iii)     the Chattels;

               (iv)      the Premises Documents;

               (v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 3.01;

               (vi) all (a) development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance or management of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof; (d) financing commitments (debt or equity) issued to Mortgagor in respect of the Premises and all amounts payable to Mortgagor thereunder; and (e) all bank accounts, and monies therein, of Mortgagor relating to the Premises, including, without limitation, any accounts relating to real estate taxes; and

               (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments.

      TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.


                                   ARTICLE I

                             COVENANTS OF MORTGAGOR

      Mortgagor covenants and agrees as follows:

          Section 1.01(a)   Warranty of Title; Power and Authority.   Mortgagor
                            --------------------------------------
warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance except such as are listed as exceptions to title in the title policy insuring the lien hereof; that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims; and that this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above. Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done. Mortgagor will preserve such title, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

          (b) Flood Hazard Area.  Mortgagor represents that neither the Premises
              -----------------
nor any part thereof is located in an area identified by the Secretary of the United States

Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Mortgagor has obtained the insurance required by Section 1.09.

      Section  1.02(a)  Further  Assurances.  Mortgagor  will,  at its  sole
                            -------------------
cost and expense, do,execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute and file in Mortgagor's name, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Mortgagee's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

      (b) Information Reporting and Back-up Withholding.  Mortgagor will, at its
          ---------------------------------------------
sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times, upon Mortgagee's request, provide Mortgagee with satisfactory evidence of such compliance and notify Mortgagee of the information reported in connection with such compliance.

       Section 1.03(a)  Filing and Recording of Documents.   Mortgagor forthwith
                        ---------------------------------
upon the execution and delivery hereof, and thereafter from time to time, will cause this Mortgage, the Loan Agreement and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

      (b) Filing and Recording  Fees and Other  Charges.  Mortgagor will pay all
          ---------------------------------------------
filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any mortgage supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any reasonable expenses (including attorneys' fees and disbursements) incurred by Mortgagee in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

     Section  1.04  Payment  and  Performance  of  Loan  Documents.   Mortgagor
                    ----------------------------------------------
will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note and the Loan Agreement at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Mortgagor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Mortgagor to Mortgagee or the Banks in connection with the Loan.

      Section 1.05 Maintenance of Existence; Compliance with Laws. Mortgagor, if
                   ----------------------------------------------
other than a natural person, will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the state of its formation. Mortgagor will duly and timely comply with all laws, regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

     Section 1.06   After-Acquired Property.  All right,  title and  interest of
                    -----------------------
Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

     Section 1.07(a) Payment of Taxes and Other Charges. Mortgagor, from time to
                     ----------------------------------
time when the same shall become due and payable, prior to delinquency or penalty for non-payment, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments (which may, to the extent allowed by law, be paid in installments), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Mortgagor will, upon Mortgagee's request, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

      Following the occurrence of an Event of Default, Mortgagee may, at its option, to be exercised by three (3) business days' notice to Mortgagor, require the deposit by Mortgagor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) relating to real estate taxes and assessments and any other charges imposed upon or assessed against the Mortgaged Property or any part thereof when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion. Such amounts shall be held by Mortgagee without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at Mortgagee's option, to the payment of said obligations in such order or priority as Mortgagee shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate for Base Rate Loans, to the indebtedness hereby secured. Upon Mortgagor's written request, Mortgagee shall not pay any taxes which Mortgagor is contesting as permitted by this Mortgage, provided that, and only so long as, (i) there is not occurring any default under
--------
this Mortgage or under any other Loan document, (ii) Mortgagor is otherwise complying with the requirements of Section 1.07(c) (it being understood that Mortgagee's agreement not to pay taxes as aforesaid is further limited by the provisions of said Section 1.07(c)) and (iii) Mortgagee determines, in its sole and absolute discretion, that the lien of this Mortgage on the Mortgaged Property would not otherwise be adversely affected thereby.

      (b) Payment of Mechanics and Materialmen.  Mortgagor will pay, or cause to
          ------------------------------------
be paid, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom (or promptly bond off, or cause to be bonded off (or, in the case of any such liens aggregating less than $500,000, insured over), any such liens) and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor and without expense to Mortgagee.

      (c) Good Faith  Contests.  Nothing in this Section 1.07 shall  require the
          --------------------
payment or discharge of any obligation imposed upon Mortgagor by this Section so long as such obligation is the subject of a "Good Faith Contest" (as such quoted term is defined in the Loan Agreement) by Mortgagor; provided, however, that if
                                                      --------  -------
at any time payment of any obligation imposed upon Mortgagor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument.

     Section  1.08 Taxes  on Mortgagee  or the  Banks.   Mortgagor  will pay any
                   ----------------------------------
taxes (except income, profits, gross revenue or similar taxes) imposed on Mortgagee or any Bank by reason of their interests in the Note or this Mortgage.

     Section 1.09 Insurance.  Mortgagor  will at  all  times  (unless  otherwise
                  ---------
indicated) provide, maintain and keep in force:

               (i) policies of insurance insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, malicious mischief and theft; and against such other risks or hazards as Mortgagee from time to time reasonably may designate in an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

               (ii) policies of insurance insuring the Premises against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to clause (i) above in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped, (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Mortgagor and
      (C) the fair rental value of any portion of such buildings which is occupied by Mortgagor. Mortgagor hereby assigns the proceeds of such insurance to Mortgagee, to be applied by Mortgagee in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Mortgagor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Mortgagee shall be paid over to Mortgagor;

               (iii) if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided,  however,  that  Mortgagee  reserves the right to require  flood
      --------   -------
      insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

               (iv) throughout the course of construction of the "Improvements" to be constructed pursuant to the Loan Agreement, and during any period of restoration under this Section 1.09 or Section 1.13, a policy or policies of builder's "all risk" insurance, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount not less than the full insurable value of the Premises against such risks (including, without limitation, fire and extended coverage, collapse and earthquake coverage to agreed limits) as Mortgagee may reasonably request, in form and substance acceptable to Mortgagee;

               (v) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws (including employer's liability insurance, if requested by Mortgagee) covering all employees of Mortgagor;

               (vi) comprehensive  liability  insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $15,000,000 in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence". Such policies shall name Mortgagee as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Mortgagee; and

               (vii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, as may from time to time be reasonably required by Mortgagee against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

         (b) All policies of insurance required under this Section 1.09 shall be issued by companies having Best's ratings and being otherwise acceptable to Mortgagee, shall be subject to the reasonable approval of Mortgagee as to amount, content, form and expiration date and, except for the liability policies described in clauses (a)(v) and (vi) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Mortgagee, and shall provide that the proceeds thereof shall be payable to Mortgagee. Mortgagee shall be furnished with the original of each policy required hereunder (or a certificate of such insurance and, if required by Mortgagee, a copy of such policy), which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty (30) days' written notice to Mortgagee. At least thirty (30) days prior to expiration of any policy required hereunder, Mortgagor shall furnish Mortgagee appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Mortgagor shall furnish to Mortgagee, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Mortgagor does not deposit with Mortgagee a new certificate or policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Mortgagee may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Mortgagor agrees to repay to Mortgagee the premiums thereon promptly on demand, together with interest thereon at the Default Rate for Base Rate Loans.

        (c) Mortgagor hereby assigns to Mortgagee all proceeds of any insurance required to be maintained by this Section 1.09 which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment thereof directly to Mortgagee. Mortgagor shall give prompt notice to Mortgagee of any casualty in the amount of $100,000 or more, whether or not of a kind required to be insured against under the policies to be provided by Mortgagor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction. Mortgagor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, subject, in the case of claims in the amount of $100,000 or more, to Mortgagee's prior consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Mortgagee shall have the right to join Mortgagor in settling, adjusting or compromising any loss of $100,000 or more. Mortgagor hereby authorizes the application or release by Mortgagee of any insurance proceeds under any policy of insurance, subject to the other provisions hereof. The application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

         (d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

         (e) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09 unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under standard mortgage endorsements of the character and to the extent above described. Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

         (f) Any and all monies received as payment which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(ii) above) shall be paid over to Mortgagee and, provided no Event of Default shall exist and subject to the conditions set forth below, said monies (less Mortgagee's reasonable expenses for collecting and disbursing the insurance proceeds, or otherwise incurred in connection therewith) shall be applied by Mortgagee to the payment of, or the reimbursement of Mortgagor for, the costs and expenses incurred by

Mortgagor in the restoration of the Improvements on the Premises. Advances of insurance proceeds shall be made to Mortgagor in accordance with Mortgagee's standard construction lending practices, terms and conditions. Notwithstanding the foregoing, in any case where the extent of the damage or destruction is such that the insurance proceeds paid in respect thereof are $1,000,000 or less, and provided no default shall exist hereunder or under the Loan Agreement, so long as Mortgagor shall promptly undertake, and thereafter diligently prosecute to completion, such restoration, such proceeds shall be paid directly to Mortgagor, to be applied by Mortgagor for expenses incurred in connection with such restoration. Insurance proceeds not needed for restoration, or not in fact so applied, shall, at the option of the Required Banks, be applied either to the prepayment of the Note and interest accrued and unpaid thereon in such order and proportions as the Required Banks shall elect, or shall be paid over to Mortgagor. It is understood that any insurance proceeds (less Mortgagee's reasonable expenses in connection therewith as set forth above) received by Mortgagee and not disbursed to Mortgagor due to the existence of a default hereunder or under the Loan Agreement, and any such insurance proceeds, or portions thereof, being held by Mortgagee for periodic disbursement during the course of restoration as set forth above, shall be held in an interest-bearing account and not applied to the repayment of the Loan unless and until an Event of Default shall occur hereunder, provided, however, that upon such an Event of
                                   --------  -------
Default any such proceeds then held by Mortgagee, and any interest earned thereon, shall, at the option of the Required Banks, be applied by Mortgagee to the outstanding principal of and accrued and unpaid interest on the Note in such order and proportions as the Required Banks shall elect. It shall be a condition to any restoration that Mortgagee and the Construction Consultant shall have determined, in their reasonable judgment, that the amount of available insurance proceeds are sufficient to restore the Premises and Improvements, to the same condition, character and at least equal value and general utility as nearly as possible to that existing prior to the damage or destruction, no later than (x) in cases where the damage and available insurance proceeds are in the amount of $10,000,000 or more, twelve (12) months prior to the Maturity Date of the Loan or (y) in cases where the damage and available insurance proceeds are in the amount of less than $10,000,000, the Maturity Date of the Loan. In the event such insurance proceeds are inadequate for such restoration, Mortgagor shall deposit with Mortgagee an amount (the "Casualty Excess Amount") equal to the excess of the estimated cost of restoration, as determined by Mortgagee after consultation with the Construction Consultant, over the amount of such insurance proceeds. Notwithstanding the foregoing, Mortgagee shall accept, in lieu of such deposit, an unconditional, irrevocable letter of credit in the Casualty Excess Amount issued to Mortgagee by a financial institution, and otherwise in form and substance, acceptable to Mortgagee in all respects. If Mortgagor shall not have deposited the Casualty Excess Amount with Mortgagee or if Mortgagee shall not have received such letter of credit, as the case may be, within thirty (30) days following Mortgagee's receipt of the insurance proceeds, or if restoration work shall not have been commenced and the other conditions therefor satisfied by Mortgagor within sixty (60) days following Mortgagee's receipt of the insurance proceeds and, thereafter, not diligently pursued in accordance with this Section and all legal requirements, Mortgagee may apply such insurance proceeds to the prepayment of the Note and interest accrued and unpaid thereon and in the Loan

Agreement in such order and proportions as the Required Banks shall elect. If, following restoration in accordance with this Section 1.09(f) there are any excess insurance proceeds, such excess insurance proceeds shall, provided there exists no default hereunder or under the Loan Agreement, be paid over to Mortgagor.

     Section  1.10   Protective  Advances by  Mortgagee.   If   Mortgagor  shall
                     ----------------------------------
fail to perform any of the covenants contained herein, Mortgagee may, upon five (5) business days' prior notice (unless, in the good faith judgment of Mortgagee, such performance must take place sooner due to an emergency or the imminent loss of, or impairment to, any of the security otherwise afforded to Mortgagee by this Mortgage, including, without limitation, by virtue of the imminent sale or forfeiture of the Mortgaged Property or any part thereof, in which events no prior notice shall be required) make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate for Base Rate Loans. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

     Section  1.11  Estoppel  Certificates.  Mortgagor,  within  three  (3) days
                    ----------------------
upon request in person or within five (5) days upon request by mail, will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on this Mortgage and whether, to the best of its knowledge, any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

     Section 1.12  Maintenance of  Premises and Improvements. Mortgagor will not
                   ----------------------------------------
commit any waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Mortgagor will, at all times, maintain, or cause to be maintained, the Improvements and Chattels in good operating order and condition and will promptly make, or cause to be made, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Mortgagee's prior consent except where appropriate replacements free of superior title, liens and claims are promptly made of value at least equal to the value of the removed Chattels.

     Section 1.13 Condemnation. Mortgagor, promptly upon obtaining knowledge of
                  ------------
the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee thereof. Mortgagee may participate in any such proceedings and may be represented therein by counsel of Mortgagee's selection. Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at the option of the Required Banks, either be applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning authority, or be disbursed to Mortgagor from time to time for restoration of the Improvements. Notwithstanding the provisions of the immediately preceding sentence, provided no default shall exist hereunder or under the Loan Agreement and subject to the conditions set forth below, any such condemnation award proceeds received by Mortgagee (less Mortgagee's reasonable expenses for collecting and disbursing the same, or otherwise incurred in connection therewith) shall be applied by Mortgagee to the payment of, or the reimbursement of Mortgagor for, the costs and expenses incurred by Mortgagor in the restoration of the Improvements on the Premises. Advances of condemnation award proceeds shall be made to Mortgagor in accordance with Mortgagee's standard construction lending practices, terms and conditions. Notwithstanding the foregoing, in any case where the extent of the condemnation award proceeds paid in respect thereof are $1,000,000 or less, and provided no default shall exist hereunder or under the Loan Agreement, so long as Mortgagor shall promptly undertake, and thereafter diligently prosecute to completion, such restoration, such proceeds shall be paid directly to Mortgagor, to be applied by Mortgagor for expenses incurred in connection with such restoration. Condemnation award proceeds not required for restoration, or not in fact so applied, shall, at the option of the Required Banks, be applied either to the prepayment of the Note and interest accrued and unpaid thereon (at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as the Required Banks shall elect, or shall be paid over to Mortgagor. It is understood that any condemnation award proceeds (less Mortgagee's reasonable expenses in connection therewith as set forth above) received by Mortgagee and not disbursed to Mortgagor due to the existence of a default hereunder or under the Loan Agreement, and any such condemnation award proceeds, or portions thereof, being held by Mortgagee for periodic disbursement during the course of restoration as set forth above, shall be held by Mortgagee in an interest-bearing account and not applied to the repayment of the Loan unless and until an Event of Default shall occur hereunder, provided, however,
                                                             --------   -------
that upon such an Event of Default any such proceeds then held by Mortgagee, and any interest earned thereon, shall, at the option of the Required Banks, be applied by Mortgagee to the outstanding principal of and accrued and unpaid interest on the Note in such order and proportions as the Required Banks shall elect. It shall be a condition to any restoration that Mortgagee and the Construction Consultant shall have determined, in their reasonable judgment, that the amount of available condemnation award proceeds are sufficient to restore the Premises and Improvements, to the same condition, character and at least equal value and general utility as nearly as possible to that existing prior to the condemnation, no later than (x) in cases where the taking and available condemnation award proceeds are in the amount of $10,000,000 or more, twelve (12) months prior to the Maturity Date of the Loan or (y) in cases where the taking and available condemnation award proceeds are in the amount of less than $10,000,000, the Maturity Date of the Loan. In the event such condemnation award proceeds are inadequate for such restoration, Mortgagor shall deposit with Mortgagee an amount (the "Condemnation Excess Amount") equal to the excess of the estimated cost of restoration, as determined by Mortgagee, over the amount of such condemnation award proceeds. Notwithstanding the foregoing, Mortgagee shall accept, in lieu of such deposit, an unconditional, irrevocable letter of credit in the Condemnation Excess Amount issued to Mortgagee by a financial institution, and otherwise in form and substance, acceptable to Mortgagee in all respects. If Mortgagor shall not have deposited the Condemnation Excess Amount with Mortgagee or if Mortgagee shall not have received such letter of credit, as the case may be, within thirty (30) days following Mortgagee's receipt of the condemnation award proceeds, or if restoration work shall not have been commenced and the other conditions therefor satisfied by Mortgagor within sixty (60) days following Mortgagee's receipt of the condemnation award proceeds and, thereafter, not diligently pursued in accordance with this Section and all legal requirements, Mortgagee may apply such condemnation award proceeds to the prepayment of the Note and interest accrued and unpaid thereon (at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as the Required Banks shall elect. If, following restoration in accordance with this Section 1.13, there are any excess condemnation award proceeds, such excess proceeds shall, provided there exists no default hereunder or under the Loan Agreement, be paid over to Mortgagor.

     Section 1.14  Leases.  Mortgagor will not  (i) execute an assignment of the
                   ------
rents or any part thereof from the Premises without  Mortgagee's  prior consent,
(ii) modify, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, in a manner which is not commercially reasonable, (iii) accept prepayments of any installments of rents in excess of one (1) month's rent to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder and lease cancellation or buy-out fees, (iv) modify, release or terminate any guaranties of any such lease or (v) in any manner impair the value of the Mortgaged Property or the security hereof. In addition, Mortgagor will comply with the leasing requirements set forth in Section 6.10 of the Loan Agreement.

      (b) Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, in a commercially reasonable manner, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times use commercially reasonable efforts to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any demand therefor by Mortgagee and shall deliver copies thereof to Mortgagee promptly upon receipt.

      (c) Each lease of the Premises, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for hereby or by law, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by
       --------   -------
(i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

        (d) Mortgagor shall, promptly upon Mortgagee's request following an Event of Default, deposit all tenant security deposits in respect of the Premises into an account with Mortgagee or as designated by Mortgagee, which deposits shall be held and disbursed to tenants as required under the terms of their respective leases.

               Section 1.15  Premises   Documents.  Mortgagor   shall  (a)   use
                             --------------------
reasonable efforts to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder and (b) deliver promptly to Mortgagee copies of any notices which it gives or receives under any of the Premises Documents.

               Section  1.16   Trust Fund;  Lien Laws.  Mortgagor  will  receive
                               ----------------------
the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Premises and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose. Mortgagor will indemnify and hold Mortgagee and the Banks harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law.

               Section 1.17  Non-Disturbance and  Attornment Agreements. Subject
                             ------------------------------------------
to the conditions specified in the next paragraph of this Section, Mortgagee will, upon Mortgagor's request, execute non-disturbance, attornment and subordination agreements, in Mortgagee's then standard form (with modifications reasonably satisfactory to Mortgagee), with lessees of space in the Improvements which shall provide, inter alia, that in the event Mortgagee or any purchaser at foreclosure shall succeed to Mortgagor's interest in the Premises, the leases of such lessees will remain in full force and effect and be binding upon Mortgagee or such purchaser and such lessee as though each were the original parties thereto.

      Mortgagee's obligation to execute such agreements shall be subject to the following conditions: (i) the credit of the lessee and the terms of the lease shall be satisfactory to Mortgagee, (ii) Mortgagee shall have received and approved the standard form of lease to be used in connection with the leasing of the Improvements, (iii) upon each request for such an agreement, Mortgagee shall receive a photocopy of the executed lease, certified to be true and complete by the responsible officer of Mortgagor or by its counsel and (iv) Mortgagee shall receive a letter, in the form specified in the Loan

Agreement, signed by Mortgagor and addressed to the lessee, to be forwarded to the lessee by Mortgagee, giving notice of the assignment of each lease provided for herein.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

               Section 2.01  Events of Default and  Certain Remedies.  If one or
                             ---------------------------------------
more of the following Events of Default shall happen, that is to say:

               (a) if an "Event of Default" shall occur under the Loan Agreement (as such quoted term is defined therein); or

               (b) if default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

               (c) if it shall be illegal for Mortgagor to pay any tax referred to in Section 1.08 or if the payment of such tax by Mortgagor would result in the violation of applicable usury laws; or

               (d) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by Mortgagee; or

               (e) if there shall occur a default which is not cured within the applicable grace period, if any, under any of the Premises Documents; or if any of the Premises Documents is amended, modified, supplemented or terminated (other than as may be permitted by the Loan Agreement) without Mortgagee's prior consent; or

               (f) except as and to the extent permitted by Section 11.09 of the Loan Agreement, if Mortgagor shall transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, the prior written consent of the Required Banks. As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease or conveyance except leases for occupancy subordinate hereto and to all advances made and to be made hereunder or, in the event Mortgagor or Guarantor (or a general partner or co-venturer of either of them) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than

     10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be, or, in the event Mortgagor or Guarantor (or a general partner, co-venturer, member or beneficiary, as the case may be, of either of them) is a publicly-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of the stock-holdings of any of the five (5) individuals or entities that own the greatest number of shares of each class of issued and outstanding stock. In the event Mortgagor or Guarantor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries. Notwithstanding the foregoing provisions of this clause (f), consent shall not be required for transfers of partnership interests in Mortgagor so long as, following any such transfer, The Taubman Realty Group Limited Partnership remains the managing general partner of Mortgagor and the owner of at least a 50% beneficial interest therein; or

               (g) if Mortgagor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein, including air or development rights (other than the granting of leases in accordance with the provisions hereof and of the Loan Agreement and the granting of easements designed to service the Premises) without, in any such case, the prior written consent of the Required Banks. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device. (The Required Banks may grant or deny their consent under this clause and the immediately preceding clause in their sole discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Mortgagor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances).

then and in every such case:

               I. During the continuance of any such Event of Default, Mortgagee, by notice to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note or the Loan Agreement to the contrary notwithstanding.

               II. During the continuance of any such Event of Default, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and is hereby given a right and license and appointed Mortgagor's attorney-in-fact and exclusive agent to do so, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease, and Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee's statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the
                                                  -----
      principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Mortgagee shall elect and second,  to the payment of any other sums  required to be paid by
               ------
     Mortgagor hereunder or under the Loan Agreement.

               III. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

                     (1) sell the Mortgaged Property to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one (1) or more sales as an entity or in parcels or parts, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

                     (2) institute proceedings for the complete or partial foreclosure hereof; or

                     (3) take such  steps to  protect  and  enforce  its  rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, the Loan Agreement or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

            Section 2.02   Other  Matters   Concerning  Sales.    Mortgagee  may
                           ----------------------------------
adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby appointed the true and lawful attorney irrevocable of
Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

        (c)  In the event of any sale or sales  made  under or by virtue of this
Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant hereto or to the Loan Agreement, immediately thereupon shall, anything in any of said documents to the contrary notwithstanding, become due and payable.

         (d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

            First:  To the  payment  of the costs  and  expenses  of such  sale,
            -----
      including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee hereunder, together with interest at the Default Rate for Base Rate Loans on all advances made by Mortgagee, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

            Second: To the payment of the whole amount then due, owing or unpaid
            ------
      upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid, in such order and amounts as Mortgagee may elect.

            Third:  To the  payment  of any other  sums  required  to be paid by
            -----
      Mortgagor pursuant to any provision hereof or of the Note, the Loan Agreement or any other document executed or delivered to Mortgagee or the Banks in connection with the Loan, including all expenses, liabilities and advances made or incurred by Mortgagee hereunder or in connection with the enforcement hereof, together with interest at the Default Rate for Base Rate Loans on all such advances.

            Fourth:  To the payment of the surplus, if any, to whomsoever may be
            ------
       lawfully entitled to receive the same.

          (e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct hereunder.

     Section  2.03 Payment of Amounts Due. In case an Event of Default described
`                  ----------------------
in Section 2.01 shall have happened and be continuing, then, upon demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision hereof or of the Loan Agreement, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay all such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

       (b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder, under the Loan Agreement or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder, under the Loan Agreement or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

        (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien hereof upon the

Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

       (d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of
Section 2.02.

          Section 2.04 Actions;  Receivers.  After the happening of any Event of
                       -------------------
Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Loan Agreement, or of any other nature in aid of the enforcement of the Note or hereof or of the Loan Agreement, Mortgagor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of any or all of the Rents in respect thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers. Such appointment may be made either before or after any foreclosure sale without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises or whether the same shall be then occupied as a homestead or not and Mortgagee may be appointed as such receiver. Such receiver shall have (i) power to collect the rents, issues and profits of the Premises and, in case of a foreclosure sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, (ii) power to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness secured hereby and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interest in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser and (iii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands in payment, in whole or in part, of (x) the indebtedness secured hereby, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale and (y) the deficiency in case of a foreclosure sale and deficiency.

      In connection with the foregoing it is understood and agreed that Mortgagor's failure to pay taxes and/or assessments against the Premises, or any installment thereof, or any insurance premiums upon the policies required by this Mortgage, shall constitute waste as provided by Act 236 of the Public Acts of 1961 of Michigan (Revised Judicature Act), Section 600.2927; and Mortgagor agrees to and hereby consents to the appointment of a receiver under said statute should Mortgagee elect to resort to its remedies thereunder.



          Section 2.05 Mortgagee's Right to Possession.  Notwithstanding the
                       -------------------------------
appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held hereunder.

          Section 2.06 Remedies Cumulative.  No  remedy herein conferred upon or
                       -------------------
reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing herein or in the Note or the Loan Agreement shall affect the obligation of Mortgagor to pay the principal of, and interest and other sums on, the Note and the Loan Agreement in the manner and at the time and place therein respectively expressed.

          Section 2.07  Moratorium Laws;Right of Redemption.  Mortgagor will not
                        -----------------------------------
at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged

Property marshaled upon any foreclosure hereof. Mortgagor hereby waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor and all persons beneficially interested therein, and each and every person except decree or judgment creditors of Mortgagor in its representative capacity acquiring any interest in or title to the Premises subsequent to the date of this Mortgage.

     Section 2.08  Mortgagor's Use and  Occupancy  after  Default.   During  the
                   ----------------------------------------------
continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Premises, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Premises or any portion thereof which are in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Premises to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of premises for non-payment of rent, however designated.

     Section  2.09   Mortgagee's   Rights  Concerning  Application  of  Amounts
                     -----------------------------------------------------------
Collected.  Notwithstanding  anything  to the  contrary contained herein,  upon
---------
the occurrence of an Event of Default, Mortgagee may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or the Loan Agreement or otherwise in respect of the Loan in such order and amounts, and to such obligations, as the Required Banks shall elect in their sole and absolute discretion.

     Section 2.10  Regarding Defenses.  No action  for the enforcement  of  the
                   ------------------
lien or any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note.

     Section  2.11  Expenses as Indebtedness.  In any suit to foreclose the lien
                    ------------------------
hereof (including any partial foreclosure) or to enforce any other remedy of Mortgagee or the Banks under this Mortgage or the Note or other Loan documents or otherwise in respect of the Loan, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee or the Banks for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after
entry of the decree)  of  procuring  all  such   abstracts  of  title,   title
searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title and value as Mortgagee or the Banks may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises.

                                  ARTICLE III

                                  MISCELLANEOUS

     Section   3.01   Assignment  of  Leases  and   Rents.   This   Mortgage  is
                      -----------------------------------
intended to constitute a present, absolute and irrevocable assignment of all leases now or hereafter existing and of all of the Rents now or hereafter accruing, and Mortgagor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely and irrevocably assigns all leases now or hereafter existing and all of the Rents now or hereafter accruing to Mortgagee. The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default hereunder or any other contingency or event, provided, however,
                                                              --------  -------
that Mortgagee hereby grants to Mortgagor the right and license to collect and receive the Rents as they become due, and not in advance,so long as no Event of Default exists hereunder. Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated
and of no further  force or effect.   Nothing  contained  in  this  Section  or
elsewhere herein shall be construed to make Mortgagee a mortgagee in possession unless and until Mortgagee actually takes possession of the Mortgaged Property, nor to obligate Mortgagee to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Mortgaged Property or any part thereof. The foregoing provisions of this Section and Mortgagee's rights under this Mortgage generally, including, without limitation, under clause (v) of the Granting Clause, are in addition to and not in lieu of Mortgagee's rights and benefits under Act 210 of the Public Acts of Michigan of 1953, as amended, and under Act 228 of the Public Acts of Michigan of 1925, as amended.

     Section 3.02  Security  Agreement.  This  Mortgage  constitutes  a security
                   -------------------
agreement under the applicable Uniform Commercial Code with respect to the Chattels and such other of the Mortgaged Property which is personal property. In addition to the rights and remedies granted to Mortgagee by other applicable law or hereby, Mortgagee shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code. Upon Mortgagee's request, Mortgagor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand, with interest at the Default Rate for Base Rate Loans, any and all expenses, including attorneys' fees, incurred by Mortgagee in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Chattels and such other personal property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Mortgagor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Mortgagee to the payment of the indebtedness secured hereby in such order and proportions as Mortgagee in its discretion shall deem appropriate.

     Section  3.03  Application of Certain Payments.   In the  event that all or
                    -------------------------------
any part of the Mortgaged Property is encumbered by one or more mortgages held by Mortgagee, Mortgagor hereby irrevocably authorizes and directs Mortgagee to apply any payment received by Mortgagee in respect of any note secured hereby or by any other such mortgage to the payment of such of said notes as Mortgagee shall elect in its sole and absolute discretion, and Mortgagee shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Mortgagee shall elect in its sole and absolute discretion without regard to the priority of the mortgage securing the note so repaid or to contrary directions from Mortgagor or any other party.

     Section  3.04  Severability. In the event any one or more of the provisions
                    ------------
contained herein or in the Note or the Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     Section  3.05  Modifications  and  Waivers.   No  provision  hereof  may be
                    ---------------------------
changed, waived, discharged or terminated orally or by any other means except as provided in Section 11.02 of the Loan Agreement. Any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     Section 3.06    Notices.   All notices, demands,  consents,  approvals  and
                     -------
statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Mortgagor at its address stated above,and if to Mortgagee to the attention of its Real Estate Finance office at its address stated above, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

     Section  3.07  Successors  and  Assigns.  All  of  the  grants,  covenants,
                    ------------------------
terms,  provisions  and  conditions  herein  shall  run  with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of Mortgagor and Mortgagee.

     Section  3.08  Limitation  on  Interest.  Anything  herein  or in the  Note
                    ------------------------
to the contrary notwithstanding, the obligations of Mortgagor hereunder and under the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Mortgagee and/or the Banks would be contrary to provisions of law applicable to Mortgagee and/or the Banks limiting the maximum rate of interest that may be charged or collected by Mortgagee and/or the Banks.

     Section  3.09  Counterparts.   This   Mortgage   may  be  executed  in  any
                    ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

     Section  3.10 Substitute  Mortgages.  Mortgagor and Mortgagee  shall,  upon
                   ---------------------
their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

     Section 3.11  Governing  Law.   This   Mortgage  shall  be  construed   and
                   --------------
enforced in accordance with the laws of the State of Michigan.

     Section 3.12  No Merger of Interests.  Unless expressly provided otherwise,
                   ----------------------
in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Premises for the amount secured hereby.

     Section  3.13 No  Credit  For  Taxes.  Mortgagor  shall not claim or demand
                   ----------------------
or be entitled to receive any credit or credits on the principal indebtedness to be secured by this Mortgage, or on the interest payable thereon, for any part of the taxes assessed against the Premises and no deduction shall be made or claimed from the taxable value of the Premises by reason of this Mortgage.

     Section 3.14  No Consent to Contracts.   Neither  Mortgagee  nor  the Banks
                   -----------------------
consents to any contract for labor or materials, and all contracts for labor or materials that will be let by Mortgagor shall at all times be subordinate to the lien of this Mortgage.

     Section  3.15 Termination  of Mortgage.  If all of the indebtedness secured
                   ------------------------
hereby shall be paid, then, and in that event only, all rights under this Mortgage shall terminate and the Mortgaged Property shall become wholly
clear   of  the  liens,  security  interests,   conveyances   and   assignments
evidenced hereby. Notwithstanding the foregoing, no release of this Mortgage or the lien thereof or assignment of this Mortgage, shall be valid unless executed by Mortgagee.

     Section  3.16  Business Loan.  Mortgagor  represents  and  agrees  that the
                    -------------
obligations secured hereby (a) constitute a business loan and (b) are exempted transactions under the federal Truth-in-Lending Act (15 U.S.C. Section 1601, et seq.). None of the forgoing is intended, however, to vitiate or in any way detract from the intention of Mortgagor and Mortgagee to have the laws of the State of New York apply in all respects to the construction and enforcement of the Note and the Loan Agreement, as said intention is expressly set forth therein.

     Section  3.17   CERTAIN  WAIVERS.  MORTGAGOR   HEREBY   EXPRESSLY   AND
                     ----------------
UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY MORTGAGEE OR THE BANKS ASSERTING AN EVENT OF DEFAULT HEREUNDER, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF,
(II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING IN THIS SECTION SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE OR ANY BANK WITH RESPECT TO ANY ASSERTED CLAIM.

     Section  3.18  Non-Recourse.   No recourse shall be had under this Mortgage
                    ------------
against Mortgagor or its constituent partners except as and to the extent set forth in Section 10.02 of the Loan Agreement.

     Section 3.19  Partial Releases.  Portions of the  Premises  may be released
                   ----------------
from time to time from the lien of this Mortgage, as provided in Section 11.09 of the Loan Agreement.

      IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by Mortgagor.

                                    TAUBMAN AUBURN HILLS ASSOCIATES
                                    LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By:   The Taubman Realty Group Limited
                                          Partnership, a Delaware limited
                                          partnership, its managing general
                                          partner


                                          By   /s/ Steven E. Eder
                                               -----------------------------
                                               Steven E. Eder,
                                               an authorized signatory
Witnesses:
/s/ Audrey Greenfield
------------------------
Name:  Audrey Greenfield


/s/ Laura Siecienski
------------------------
Name:  Laura Siecienski